UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2020

AKERNA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1630 Welton St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 932-6537

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2020, Akerna Corp., a Delaware corporation (“Akerna”) entered into an Amendment to Arrangement Agreement (the “Amendment”) among 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario and a wholly owned subsidiary of Akerna (“Purchaser”), Ample Organics Inc., a corporation existing under the laws of the Province of Ontario (“Ample”) and John Prentice, an individual resident in the Province of Ontario (collectively, the “Parties”), which amended that certain Arrangement Agreement (the “Arrangement Agreement”), dated as of December 18, 2019, as previously disclosed and filed with a Current Report on Form 8-K, filed December 18, 2019. The Amendment primarily revised the Arrangement Agreement so that the Outside Date of the Arrangement (as defined therein) would be August 31, 2020, or such later date as agreed to in writing by Akerna and Ample. The Parties also revised the Effective Date of the Arrangement by agreeing to use their commercially reasonable efforts to cause the Effective Date to occur on or about July 3, 2020, or as soon thereafter as reasonably practicable, but in any event, by the Outside Date.

Capitalized terms used herein but not defined shall have the meaning set forth in the Arrangement Agreement. The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Amendment to Arrangement Agreement, dated February 28, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERNA CORP.

	By:	/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer
Dated: March 3, 2020

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